Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statements on Form S-3 of our reports dated February 27, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appear in Kinder Morgan Management, LLC’s Annual Report on Form 10-K for the year ended December 31, 2007, of our report dated February 25, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Kinder Morgan Energy Partners, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2007 and of our report dated April 29, 2008 relating to the consolidated balance sheet of Kinder Morgan G.P., Inc. at December 31, 2007, which appears in the Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. dated June 20, 2008. We also consent to the reference to us under the heading “Experts” in such Pre-Effective Amendment No. 1 to Registration Statements.

PricewaterhouseCoopers LLP

Houston, Texas

February 11, 2009